UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 14, 2005
GREENE COUNTY BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-14289	62-1222567

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Main Street, Greeneville, Tennessee	37743

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (423) 639-5111
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On November 14, 2005, the board of directors of Greene County Bancshares, Inc., a Tennessee corporation (the “Company”) unanimously approved an increase in the size of the Company’s board of directors from twelve (12) to fourteen (14) members and appointed Martha Bachman and Robert Leonard to fill these vacancies effective as of November 14, 2005. Ms. Bachman is the wife of Phil Bachman, a current member of the board of directors and Mr. Leonard is the son of Terry Leonard, a current member of the board of directors. There were no arrangements or understandings between either of Ms. Bachman or Mr. Leonard and any other person pursuant to which Ms. Bachman or Mr. Leonard were appointed to the board of directors. Ms. Bachman will serve on the Compensation Committee and Mr. Leonard will serve on the Audit Committee. There are no transactions between Ms. Bachman or Mr. Leonard or any of their immediate family members and the Company or any of its subsidiaries which would require disclosure under Item 404(a) of Regulation S-K other than as previously disclosed in the Company’s proxy statement for its 2005 Annual Meeting of Shareholders with respect to transactions by and between the Company and Mountain Life Insurance Company, a subsidiary of Mountain Services Corporation, of which Ms. Bachman’s husband, Phil Bachman, has a 12.46% ownership interest and also sits on the board of directors. Ms. Bachman will serve as a member of the group of directors whose term expires in 2006 with Mr. Leonard serving as member of the group of directors whose term expires in 2007.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     In connection with the determination by the Company’s board of directors to increase the size of the Company’s board of directors, the board of directors, on November 14, 2005, unanimously approved an amendment to the Company’s amended and restated bylaws to reflect that the size of the board of directors had been increased from twelve (12) to fourteen (14) members. As a result, Section 11(a) of the Company’s amended and restated bylaws has been amended to read as follows: “The board of directors shall consist of fourteen (14) members.”
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws, as amended (Restated for SEC electronic filing purposes only)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENE COUNTY BANCSHARES, INC.

By: Name:	/s/ R. Stan Puckett R. Stan Puckett
Title:	Chairman and Chief Executive Officer
Date: November 18, 2005

EXHIBIT INDEX

Exhibit
No.	Description
3.1	Amended and Restated Bylaws, as amended (Restated for SEC electronic filing purposes only)